EXHIBIT 10.2

                                 FIRST AMENDMENT
                                       TO
                 LEASEHOLD AND ASSET PURCHASE AND SALE AGREEMENT


         THIS FIRST AMENDMENT TO LEASEHOLD AND ASSET PURCHASE AND SALE AGREEMENT (this "First Amendment") is made and effective as of March 22, 1996, and is by and among The Italian Oven, Inc., a Pennsylvania corporation ("Purchaser"), Mid America Restaurant Group, Inc., a Missouri corporation ("Seller"), and Mid
America Restaurant Group of Kansas, a Kansas corporation ("Mid America of Kansas").

                                    RECITALS

         This First Amendment is made on the basis of the following facts:

         A. Purchaser and Seller entered into that certain Leasehold and Asset Purchase and Sale Agreement, dated March 4, 1996 (the "Agreement").

         B. Due to certain changed circumstances, Purchaser and Seller have agreed to amend the Agreement all as more particularly set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby confessed and acknowledged, Purchaser, Seller and Mid America of Kansas agree as follows:

         1. The definition of "Independence Lease" as set forth in Recital A of the Agreement is amended by adding as part of the Independence Lease that certain Memorandum of Lease and Purchase Option, dated July 5, 1991, and recorded in the real property records of Jackson County, Missouri, on July 24, 1991, in Book I2146 at Page 1380, under Reception No. I1053152. A copy of said document is attached hereto as Exhibit A-1 and shall be considered to be part of Exhibit A-1 of the Agreement for all purposes.

         2. The definition of "Overland Lease" as set forth in Recital C of the Agreement is amended by adding as part of the Overland Lease that certain Estoppel Certificate, dated July 7, 1995, a copy of which is attached hereto as Exhibit C-1 and shall be considered to be part of the Agreement for all purposes.

         3. The definition of "Shawnee Lease" as set forth in Recital D of the Agreement is amended by adding as part of the Shawnee Lease that certain Subordination, Non-Disturbance and

Attornment Agreement, dated October 23, 1995, between Seller and Boatmen's First National Bank of Kansas City, which was recorded in the Registry of Deeds of Johnson County, Kansas, on November 14, 1995, in Book 4727, at Page 711, under Reception No. 2543673. A copy of said document is attached hereto as Exhibit D-1 and shall be considered to be part of Exhibit D-1 of the Agreement for all purposes.

         4. The definition of "Creekwood Lease" as set forth in Recital E of the Agreement is amended by the adding as part of the Creekwood Lease (a) that certain Tenant Notice, dated December 15, 1995, from J.A. Peterson Enterprises, Inc., and (b) that certain Tenant Estoppel Certificate, dated December 6, 1995. Copies of both documents are attached hereto as Exhibit E-1 and shall be considered part of Exhibit E-1 of the Agreement for all purposes.

         5. The definition of "St. Joseph Lease" set forth in Recital F of the Agreement is amended by adding as part of the St. Joseph Lease (a) that certain Lease Amendment, dated March 2, 1992 (a copy of which was attached as part of Exhibit F-1 to the Agreement), and (b) that certain Tenant Estoppel Certificate, dated December 8, 1992, and (c) that certain Side Letter Agreement, dated November 15, 1995, and (d) that certain Letter regarding address change, dated February 26, 1996, and (e) that certain Memorandum of Lease, dated May 4, 1992, which was recorded in the real property records of Buchanan County, Missouri, on May 21, 1992, in Book 1860 at Page 617. Copies of the documents described in clauses 5(b), (c), (d) and (e) are attached hereto as Exhibit F-1 and shall be considered to be part of Exhibit F-1 of the Agreement for all purposes.

         6. Subsection 3.1(a) is amended to provide that the Contingency Period shall expire at 5:00 p.m. on March 29, 1996.

         7. Subsection 4.1(e) and Exhibit H of the Agreement are amended to reflect that the Personal Property may be subject to landlord liens by local statute. Purchaser acknowledges the lien of the landlord under the Creekwood Lease as set forth in Article XXV thereof.

         8. Section 7.1 is amended by deletion therefrom of "April 1, 1996," and the substitution therefor of "April 5, 1996."

         9. Notwithstanding the provisions of subsections 7.2(b)(i) and 7.2(c) a separate Assignment and Assumption of Lease shall be used for the assignment and assumption of the Overland Lease. The Form of that document is attached hereto as Exhibit G-1. Pursuant to the terms of the Overland Lease, Mid America of Kansas is the assignee of the Tenant's interest in the Overland Lease. Accordingly, at Closing Mid America of Kansas shall execute the Assignment and Assumption of Lease which is attached hereto as Exhibit G-1.

         10. On or before the Closing Date, Seller shall furnish to Purchaser a certificate dated after the Execution Date, signed by the Secretary or Assistant Secretary of Mid America of Kansas certifying as to:

                           (i)   Resolutions  of  the  Board  of  Directors  and
Shareholders of Seller approving Paragraph 9 of this First Amendment and authorizing the consummation of the transaction contemplated thereby;

                           (ii)   copies   of  its   organizational   documents,
including its Articles of Incorporation and By-laws as in effect on the Execution Date certified by the Kansas Secretary of State; and

                           (iii) the names of the officer of officers authorized
to sign this First Amendment and the other agreements contemplated hereby and to act on behalf of Seller in connection herewith and the true signatures of such officer or officers.

         11. In the event of any inconsistencies between the terms and provisions of this First Amendment and those of the Agreement, the terms and provisions of this First Amendment shall control in all instances. Except as set forth above, the parties ratify the Agreement and agree that the same is in full force and affect. Capitalized terms not otherwise defined in this First Amendment shall have the meanings attributed to such terms in the Agreement. All Exhibits attached to this First Amendment are incorporated by the original reference thereto.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to be effective as of the date set forth above.

                           PURCHASER:       THE ITALIAN OVEN, INC.,
                                            a Pennsylvania corporation


                                            By: _______________________________
                                            Title: ____________________________


                           SELLER: MID AMERICA RESTAURANT GROUP, INC., a Missouri corporation


                                            By: _______________________________
                                                Timothy J. Schmidt, President

AS TO  PARAGRAPH 9 OF THIS FIRST  AMENDMENT,  MID  AMERICA OF KANSAS  AGREES AND
APPROVES:

                  MID AMERICA RESTAURANT GROUP OF KANSAS, INC., a Kansas corporation


                                    By: _______________________________
                                        Timothy J. Schmidt, President